ICC25-ILVA-GLWB-RDR-A [1] [2000 Heritage Way, Waverly, Iowa 50677] Phone: [800.798.5500] [www.trustage.com/annuities] GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER Our agreement with you includes this Guaranteed Lifetime Withdrawal Benefit Rider (“Rider”) and any application as a part of the contract to which it is attached. The provisions of the contract apply to this Rider unless they conflict with the Rider. If there is a conflict, the Rider provision will apply. The issue date for this Rider is shown on the Rider Data Page. Statements contained in any application for this Rider (in the absence of fraud) are considered representations and not warranties. This Rider provides a guaranteed lifetime withdrawal benefit (“GLWB”) during the life of the Covered Person(s) as long as the contract and this Rider are in effect and all their terms and conditions are met. Changing the Owners or Annuitants may cause this Rider to terminate or affect the benefits of this Rider. Assignment may cause this Rider to terminate unless the new assignee meets the qualifications specified in this Rider. A change in marital status after you purchase the contract may affect the benefits of this Rider. We will assess and deduct the Income Benefit Fee until this Rider is terminated. Capitalized terms that are not defined in this Rider are defined in the contract to which this Rider is attached. RIDER GUIDE AND INDEX RIDER DATA PAGE ................................................................................................................................................. DEFINITIONS ........................................................................................................................................................ [2] COVERED PERSON(S) ..................................................................................................................................... [2] ALLOCATION OPTIONS ................................................................................................................................... [3] INCOME BENEFIT PAYMENTS ....................................................................................................................... [4] TREATMENT OF INCOME BENEFIT PAYMENT WITHDRAWALS .......................................................... [4] TREATMENT OF EXCESS WITHDRAWALS ................................................................................................. [5] REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS ............................................................................ [5] ANNUITY INCOME PAYMENTS ....................................................................................................................... [6] INCOME BENEFIT FEE ...................................................................................................................................... [6] SPOUSAL CONTINUATION .............................................................................................................................. [6] ANNUAL REPORTS ............................................................................................................................................ [6] TERMINATION OF RIDER .................................................................................................................................. [7] ICC25-ILVA-GLWB-RDR-A [2] DEFINITIONS Allocation Option Requirements. The available Allocation Options for allocating your Contract Value. The Allocation Option Requirements as of the Contract Issue Date are shown on the Rider Data Page. Annual Increase Percentage. The percentage that is added to the Income Benefit Percentage as described on the Rider Data Page. Base Withdrawal Percentage. The Income Benefit Percentage on the Contract Issue Date as described on the Rider Data Page. Covered Person(s). The natural person(s) shown on the Rider Data Page whose Age and lifetime we base Income Benefit Payments on under this Rider. Earliest Rider Voluntary Termination Date. The date this Rider can be voluntarily terminated by Authorized Request. The Earliest Voluntary Termination Date is shown on the Rider Data Page. Eligible Person(s). The natural person(s) who can be selected as the Covered Person(s). Excess Withdrawal. The portion of a withdrawal that, when added to other withdrawals during the current Contract Year, is greater than the total Income Benefit Payment for the current Contract Year. Excess Withdrawals include withdrawals prior to the Income Benefit Payment Start Date and deductions for any applicable Surrender Charge and Market Value Adjustment. Income Benefit Base. The amount upon which the Income Benefit Payment is based. Income Benefit Fee. A fee equal to the Income Benefit Fee Rate multiplied by the average daily Income Benefit Base for the prior Contract Year. The Income Benefit Fee is assessed as long as this Rider is in effect. Income Benefit Fee Rate. The percentage used to calculate the Income Benefit Fee. The Income Benefit Fee Rate is shown on the Rider Data Page. Income Benefit Payment(s). The guaranteed lifetime withdrawal amount. Income Benefit Percentage. The percentage applied to the Income Benefit Base to determine the annual Income Benefit Payment. The Income Benefit Percentage is determined as described on the Rider Data Page. Income Benefit Payment Start Date. The date Income Benefit Payments begin. Maximum Annual Increase Period. The number of years shown on the Rider Data Page, after which no further Annual Increase Percentages will be applied. COVERED PERSON(S) Covered Person(s). The Covered Person(s) is the natural person(s) whose Age and lifetime we base Income Benefit Payments on under this Rider. You select Covered Person(s) on the Contract Issue Date and Covered Person(s) may only be added or removed as described in this Rider. If one Covered Person is selected, you have elected single life option rates. If two Covered Persons are selected, you have elected joint life option rates. An Eligible Person(s) is the natural person(s) who can be selected as the Covered Person(s). If there is a sole Owner of the contract: a) You are an Eligible Person. b) Your spouse is an Eligible Person and the sole primary Beneficiary.

ICC25-ILVA-GLWB-RDR-A [3] c) If you select single life Income Benefit Payments, the Owner must be designated as the Covered Person. If there are Joint Owners: a) Both Owners are Eligible Persons. b) The Owners must be Spouses. c) If you select single life Income Benefit Payments, either Owner can be designated as the Covered Person. If the Owner is not a natural person: a) The Annuitant is an Eligible Person. b) The Annuitant must be designated as the Covered Person. c) A Joint Annuitant is not permissible. d) Joint life Income Benefit Payments cannot be selected. Adding a Covered Person. Before the Income Benefit Payment Start Date, you can add a Covered Person by Authorized Request if there is only one Covered Person and there has not been a spousal continuation. The added Covered Person must meet the definition of an Eligible Person. Requests to add a Covered Person must be received at least one Business Day prior to the desired Income Benefit Payment Start Date. If a Covered Person is added, the Income Benefit Payment and the Earliest Income Benefit Payment Start Date, as described on the Rider Data Page, will be determined in consideration of the new Covered Person’s Age. Removing a Covered Person. Before the Income Benefit Payment Start Date, you can remove one Covered Person by Authorized Request if there are two Covered Persons and the remaining Covered Person was a Covered Person on the Contract Issue Date. Requests to remove a Covered Person must be received at least one Business Day prior to the desired Income Benefit Payment Start Date. A Covered Person will be removed automatically if the Covered Person is no longer an Owner, Joint Owner, Spouse of the Owner, or Annuitant. If this occurs, we will remove that person from this Rider, and they will no longer be a Covered Person. If at any time two Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receiving such notice, we will remove the former Spouse from the contract as a Covered Person. If a Covered Person is removed and there is a remaining Covered Person, the following will occur: a) If the Covered Person was removed before the Income Benefit Payment Start Date, single life option rates will be elected. b) If the Owner is a natural person and joint life Income Benefit Payments have already started, we will continue to pay joint life Income Benefit Payments to the Owner as long as the remaining Covered Person is living. If a Covered Person is removed and there is no Covered Person remaining, this Rider will terminate, and no Income Benefit Payments will be payable. Changes to Covered Persons due to spousal continuation are described in the Spousal Continuation section. ALLOCATION OPTIONS Allocation Option Requirements for Transfers. Transfers are subject to the Allocation Option Requirements unless this Rider is terminated. Allocation Option Requirements may be changed, which includes adding or removing available Allocation Options. We will notify you of any changes to the Allocation Option Requirements. ICC25-ILVA-GLWB-RDR-A [4] INCOME BENEFIT PAYMENTS Income Benefit Payment Start Date. Income Benefit Payments cannot begin until the Earliest Income Benefit Payment Start Date shown on the Rider Data Page. Requests to start receiving the Income Benefit Payment must be received at least one Business Day prior to the desired Income Benefit Payment Start Date. Income Benefit Payment. The annual Income Benefit Payment is equal to the Income Benefit Percentage multiplied by the Income Benefit Base. The Income Benefit Percentage is determined on the Income Benefit Payment Start Date using the Base Withdrawal Percentage and Annual Increase Percentage as described on the Rider Data Page. Income Benefit Base. The Income Benefit Base is initially equal to the Purchase Payment. On each Contract Anniversary, if the current Contract Value is greater than the current Income Benefit Base, the Income Benefit Base will be reset to equal the current Contract Value. The Income Benefit Base will be impacted by Excess Withdrawals, as described in the Treatment of Excess Withdrawals section. THE INCOME BENEFIT BASE CANNOT BE WITHDRAWN AS A LUMP SUM AND IS NOT PAYABLE AS A DEATH BENEFIT. Income Benefit Payments and Frequency. The Owner elects how to receive the Income Benefit Payments, either as monthly, quarterly, semi-annual, or annual payments. If the scheduled payment date does not fall on a Business Day, we will make the payment on the next Business Day. The Owner may withdraw the Income Benefit Payment or an amount less than the Income Benefit Payment. If an amount less than the Income Benefit Payment is withdrawn during a Contract Year, the remaining Income Benefit Payment is not available in future years. Income Benefit Payments are available during the life of the Covered Person(s) unless this Rider is terminated. Under the single life option, Income Benefit Payments will cease on the date of death of the Covered Person. Under the joint life option, Income Benefit Payments will cease on the date of death of the second Covered Person. We may require proof that the Covered Person(s) is living upon the date of any Income Benefit Payment as long as this Rider is in effect. TREATMENT OF INCOME BENEFIT PAYMENT WITHDRAWALS Treatment of Income Benefit Payment Withdrawals. Income Benefit Payments are treated as a withdrawal. Unless you instruct us otherwise, Income Benefit Payment withdrawals are taken proportionally from the Contract Value in each Allocation Option. Income Benefit Payments reduce the Contract Value and Death Benefit by the amount of the withdrawal and will reduce the Crediting Base proportionally by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. As long as this Rider is in effect, the contract will not terminate if an Income Benefit Payment causes the Surrender Value to be less than the Minimum Surrender Value Remaining After Any Partial Withdrawal shown on the Contract Data Page. Income Benefit Payments are not subject to a Surrender Charge or Market Value Adjustment. Income Benefit Payments will count toward the Annual Free Withdrawal Amount. Fixed Account Automatic Transfer and Withdrawal Program. You may elect by Authorized Request to have your Income Benefit Payments taken from the Fixed Account. If you elect to have your Income Benefit Payments taken from the Fixed Account, we will transfer an amount up to your annual Income Benefit Payment from the Risk Control Accounts to the Fixed Account on every Contract Anniversary. Unless you instruct us otherwise, the transfer will be taken proportionally from the Risk Control Account Value in each Risk Control Account. The transfer will be taken after assessing the Income Benefit Fee. The Fixed Account automatic transfer and withdrawal program can only begin on a Contract Anniversary and on or after the Income Benefit Payment Start Date. This program can be cancelled at any time.

ICC25-ILVA-GLWB-RDR-A [5] Misstatement of Date of Birth. If the date of birth of the Covered Person(s) is misstated, the Income Benefit Payment will be adjusted based on the correct date of birth of the Covered Person(s). Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments. Zero Contract Value. If an Income Benefit Payment causes the Contract Value to be zero, the following will occur: a) We will continue to pay the Income Benefit Payment until this Rider terminates. The Income Benefit Payment will be equal to the total Income Benefit Payment at the time the Contract Value was reduced to zero. The frequency of Income Benefit Payments will remain the same as what was previously elected, as described in the Income Benefit Payments section; and b) The Allocation Options are no longer available. If an Excess Withdrawal causes the Contract Value to be zero, this Rider will terminate, and no additional Income Benefit Payments will be payable. TREATMENT OF EXCESS WITHDRAWALS Excess Withdrawals. An Excess Withdrawal will reduce the Contract Value by the amount of the withdrawal and will reduce the Income Benefit Base, Purchase Payment used in determining the Death Benefit, and Crediting Base proportionally by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. Excess Withdrawals include withdrawals prior to the Income Benefit Payment Start Date and deductions for any applicable Surrender Charges and Market Value Adjustments. EXCESS WITHDRAWALS COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE EXCESS WITHDRAWALS. If a partial withdrawal is made after the Income Benefit Payment Start Date and total withdrawals in the Contract Year do not exceed the Income Benefit Payment, it will be treated as an Income Benefit Payment and the remaining Income Benefit Payment for the current Contract Year will be adjusted to reflect the withdrawal. If the partial withdrawal causes total withdrawals in a Contract Year to exceed the Income Benefit Payment, the portion of the partial withdrawal that exceeds the Income Benefit Payment will be treated as an Excess Withdrawal and no further Income Benefit Payments will be made in that Contract Year. If the Excess Withdrawal causes the Surrender Value to be less than the Minimum Surrender Value Remaining After Any Partial Withdrawal shown on the Contract Data Page, this Rider will terminate, and no additional Income Benefit Payments will be payable. REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS Required Minimum Distribution (RMD) Withdrawals. If the contract is a qualified annuity, Income Benefit Payments may be used to satisfy your RMD with respect to the contract. A withdrawal taken to satisfy RMD requirements after the Income Benefit Payment Start Date will not be treated as an Excess Withdrawal and Surrender Charges and Market Value Adjustments will not apply. The RMD requirement for the contract is calculated by the Company based on the calendar year taken. The portion of the withdrawal that is treated as an RMD may not be greater than the RMD of the current calendar year less any amount previously withdrawn. For calendar years after the Contract Value is reduced to zero due to Income Benefit Payments, any subsequent Income Benefit Payments will be treated as the RMD payments with respect to the contract. A withdrawal taken to satisfy RMD requirements prior to the Income Benefit Payment Start Date will be treated as an Excess Withdrawal. ICC25-ILVA-GLWB-RDR-A [6] ANNUITY INCOME PAYMENTS Annuity Income Payments. Upon reaching the Payout Date, unless you choose to surrender the contract, income payments will be equal to the greater of the Income Benefit Payment or the Income Payout Option elected as described in the contract. If the income payment is equal to the Income Benefit Payment, the Covered Person(s) become the Annuitant(s). Upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the Payout Date less the total of the income payments paid. If the income payment is equal to the income payment under the Income Payout Option elected as described in the contract, upon the death of all Annuitants, we will pay the Beneficiary as described in the contract. INCOME BENEFIT FEE Income Benefit Fee. The Income Benefit Fee is assessed on each Contract Anniversary by multiplying the Income Benefit Fee Rate by the average daily Income Benefit Base for the prior Contract Year. The Income Benefit Fee Rate is shown on the Rider Data Page. The Income Benefit Fee will be deducted proportionally from the Contract Value in each Allocation Option. The Income Benefit Fee will be deducted prior to any other transactions on the Contract Anniversary. The Income Benefit Fee will not be treated as an Excess Withdrawal and Surrender Charges and Market Value Adjustments will not apply. The Income Benefit Fee will reduce the Contract Value by the amount of the withdrawal and will reduce the Crediting Base proportionally by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. The Income Benefit Fee will terminate on the earliest of: a) The date the Contract Value is equal to zero; or b) The date this Rider terminates. On the date this Rider terminates, we will deduct any Income Benefit Fee that was accrued but not yet deducted as the final Income Benefit Fee. SPOUSAL CONTINUATION Spousal Continuation. If the Spouse elects to continue the contract as the new Owner, this Rider will remain in effect if the surviving Spouse is a Covered Person. If this condition is not met, this Rider will terminate. If the surviving Spouse elects to continue the contract and this Rider remains in effect, the following will occur: a) If the spousal continuation election is before the Income Benefit Payment Start Date, joint life Income Benefit Payments will not be available to the surviving Spouse, a Covered Person cannot be added, and single life option rates will be elected. b) If the spousal continuation election is after the Income Benefit Payment Start Date, we will continue to pay joint life Income Benefit Payments to the surviving Spouse as long as the surviving Spouse is living. ANNUAL REPORTS Annual Reports. We will send a report, without charge, at least annually to the last address known to the Company. The report will include the information described in the contract and, as long as this Rider is in effect, at least the following additional information: a) Before the Income Benefit Payment Start Date, the Income Benefit Base, the Income Benefit Percentage for the earliest possible Income Benefit Payment Start Date, the Income Benefit Payment for the earliest possible Income Benefit Payment Start Date, and the Income Benefit Fee; and

ICC25-ILVA-GLWB-RDR-A [7] b) After the Income Benefit Payment Start Date, the Income Benefit Base, the Income Benefit Percentage, the Income Benefit Payment, and the Income Benefit Fee. TERMINATION OF RIDER Termination of Rider. You may voluntarily terminate this Rider on or after the Earliest Rider Voluntary Termination Date shown on the Rider Data Page. If you elect to voluntarily terminate this Rider, all rights under this Rider will terminate on the Business Day we receive your Authorized Request. This Rider will terminate automatically and all rights under this Rider will terminate upon the date any of the following occur: a) The death of all Covered Persons; b) Payment of a Death Benefit; c) All Covered Persons are removed from this Rider; d) The contract is surrendered or otherwise terminated; e) The entire Contract Value is applied to an Income Payout Option; or f) Change in assignment unless the assignee meets the qualifications specified in this Rider. Signed for MEMBERS Life Insurance Company. President